Exhibit 99.1

Contact: Provectus Biopharmaceuticals, Inc. Peter R. Culpepper, CFO, COO Phone: 866-594-5999 #30	Porter, LeVay & Rose, Inc. Marlon Nurse, DM, SVP – Investor Relations Phone: 212-564-4700 Bill Gordon – Media Relations Phone: 212-724-6312

PROVECTUS BIOPHARMACEUTICALS’ DATA ON PV-10 TO BE PRESENTED AT HEMONC

TODAY MELANOMA AND CUTANEOUS MALIGNANCIES ANNUAL MEETING

PV-10 Presentation Scheduled for 2:30 PM, Friday, April 10, 2015

Conference Runs April 10-11. 2015, at the Sheraton New York Times Square Hotel

KNOXVILLE, TN, April 7, 2015 — Provectus Biopharmaceuticals, Inc. (NYSE MKT: PVCT, http://www.pvct.com), a clinical-stage oncology and dermatology biopharmaceutical company (“Provectus”), announced today that Dr. Sanjiv Agarwala will present data on PV-10, the Company’s novel investigational drug for cancer, at the HemOnc Today Melanoma and Cutaneous Malignancies Annual Meeting on Friday, April 10, 2015 at the Sheraton New York Times Square Hotel.

The presentation on the use of PV-10 as an investigational treatment for melanoma is scheduled for 2:30 pm EDT. This will form part of the conference’s discussion of intralesional therapies and will precede a panel discussion in which Dr. Agarwala will also take part. Provectus will make the presentation available to the public on its website www.pvct.com at the time of the presentation.

About Provectus Biopharmaceuticals, Inc.

Provectus Biopharmaceuticals, Inc., specializes in developing oncology and dermatology therapies. PV-10, its novel investigational drug for cancer, is designed for injection into solid tumors (intralesional administration), thereby reducing potential for systemic side effects. Its oncology focus is on melanoma, breast cancer and cancers of the liver. The Company has received orphan drug designations from the FDA for its melanoma and hepatocellular carcinoma indications. PH-10, its topical investigational drug for dermatology, is undergoing clinical testing for psoriasis and atopic dermatitis. Provectus has completed phase 2 trials of PV-10 as a therapy for metastatic melanoma, and of PH-10 as a topical treatment for atopic dermatitis and psoriasis. Information about these and the Company’s other clinical trials can be found at the NIH registry, www.clinicaltrials.gov. For additional information about Provectus, please visit the Company’s website at www.pvct.com or contact Porter, LeVay & Rose, Inc.

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FORWARD-LOOKING STATEMENTS: This release contains “forward-looking statements” as defined under U.S. federal securities laws. These statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current views of future performance, results, and trends and may be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements. Readers should not place undue reliance on forward-looking statements. Such statements are made as of the date hereof, and we undertake no obligation to update such statements after this date.

Risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements include those discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014) and the following:

•	our determination, based on guidance from the FDA, whether to proceed with or without a partner with the fully enrolled phase 3 trial of PV-10 to treat locally advanced cutaneous melanoma and the costs associated with such a trial if it is necessary to complete (versus interim data alone);

•	our determination whether to license PV-10, our melanoma drug product candidate, and other solid tumors such as liver cancer, if such licensure is appropriate considering the timing and structure of such a license, or to commercialize PV-10 on our own to treat melanoma and other solid tumors such as liver cancer;

•	our ability to license our dermatology drug product candidate, PH-10, on the basis of our phase 2 atopic dermatitis and psoriasis results, which are in the process of being further developed in conjunction with mechanism of action studies; and

•	our ability to raise additional capital if we determine to commercialize PV-10 and/or PH-10 on our own, although our expectation is to be acquired by a prospective pharmaceutical or biotech concern prior to commercialization.

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